Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders
Investors Title Company
Chapel Hill, North Carolina

We consent to the incorporation by reference in the registration statement No. 333-33903 of Investors Title Company (the “Company”) and Subsidiaries on Form S-8 of our report dated March 9, 2007, with respect to the consolidated financial statements of Investors Title Company, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in Investors Title Company’s 2006 Annual Report on Form 10-K.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedules of the Company, listed in item 15. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects, the information set forth herein.

/s/ Dixon Hughes PLLC

Dixon Hughes PLLC
High Point, North Carolina
March 9, 2007